EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-122288) of CIT Funding Company, LLC of our report dated March 30, 2007 relating to Dell Financial Services L.P. and DFS-SPV L.P.’s Certification Regarding Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB, which appears in CIT Equipment Collateral 2006-VT1’s Annual Report on Form 10-K and in CIT Equipment Collateral 2006-VT2’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
April 17, 2007